Exhibit 99.1

NEWS RELEASE

	Contacts:	C. Byron Snyder — President & CEO
Integrated Electrical Services, Inc.
713-860-8001
FOR IMMEDIATE RELEASE
Ken Dennard / ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E
713-529-6600
INTEGRATED ELECTRICAL SERVICES EMERGES FROM
PRE-ARRANGED CHAPTER 11
HOUSTON — MAY 15, 2006 — Integrated Electrical Services, Inc. (NASDAQ: IESC) today announced that it and all of its domestic subsidiaries have emerged from Chapter 11 reorganization.
     On May 12, 2006, Integrated Electrical Services, Inc. and all of its domestic business units consummated the Plan of Reorganization (the “Plan”) and exited from Chapter 11. The Plan provides for, among other things, reducing IES’ outstanding indebtedness by exchanging its $173 million of senior subordinated notes for 82% of the new IES common stock, refinancing the company’s $50 million of outstanding senior convertible notes with the proceeds of a new term loan, converting IES’ existing outstanding common stock into shares representing approximately 15% of the new IES common stock, and issuing to management restricted shares representing 3.0% of the new IES common stock.
     In connection with its emergence from Chapter 11, the company has entered into a two-year revolving credit facility with a syndicate of lenders led by Bank of America, in which the lenders will provide a revolving exit credit facility in the aggregate amount of up to $80 million, with a $72 million sub-limit for letters of credit, for the purpose of refinancing the DIP Credit Facility and providing letters of credit and working capital.
     In addition to the exit credit facility, the company has entered into a seven-year, $53 million term exit facility with Eton Park Fund, L.P. and an affiliate, and Flagg Street Partners LP and affiliates. The term loan was used to refinance the company’s outstanding senior convertible notes.

     IES has also closed on an exit bonding facility with Federal Insurance Company (“Chubb”). The exit bonding agreement provides the company an aggregate of up to $70 million in new surety bonds to be issued at Chubb’s discretion, with no more than $10 million in new surety bonds to be issued in any given month. Additional surety bonding facilities with SureTec Insurance Company and Edmund C. Scarborough, Individual Surety have been ratified to provide additional bonding capacity to IES.
     Byron Snyder, IES’ chairman, president and chief executive officer, stated, “I am extremely proud that we were able to exit Chapter 11 so quickly and have emerged from this process stronger and more competitive. Throughout the process, we told customers, vendors, lenders, surety providers, employees and other constituencies that we expected this to be an accelerated process. Being able to deliver on that promise was very important in maintaining the support of all of these groups in IES. I want to thank all of those that have helped to make this a reality.”
TRADING ON NASDAQ
     On May 15, 2006, the company’s stock that has been trading on the pink sheets as IESRQ.PK is expected to begin trading on the NASDAQ under the ticker symbol IESC. Pursuant to the Plan, all existing stock is canceled and will convert into the right to receive new emergent stock. The conversion ratio from the old pre-emergent stock to new post-emergent stock is 17.0928 shares of the old stock for each share of the new emergent stock. Shareholders will be receiving information directly to allow them to convert their shares.
     For more information regarding this release, visit the company’s website at www.ies-co.com or call (713) 860-8001. Integrated Electrical Services, Inc. is a national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.
This Press Release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the company’s expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the company’s ability to continue as a going concern, the inherent uncertainties relating to estimating future operating results or our ability to generate sales, operating income, or cash flow, potential difficulty in addressing a material weakness in the company’s accounting systems that has been identified by the company and its independent auditors, potential limitations on our ability to access the credit line under our credit facility, litigation risks and uncertainties, fluctuations in operating results because of downturns in levels of construction, inaccurate estimates used in entering into and executing contracts, difficulty in managing the operation of existing entities, the high level of competition in the construction industry both from third parties and ex-employees, changes in interest rates that could effect the level of construction, the general level of the economy, increases in costs or limitations on availability of labor, steel, copper and gasoline, limitations on the availability and the increased costs of surety bonds required for certain projects, inability to provide sufficient bonding needed for available work, risk associated with failure to provide surety bonds on jobs where we have commenced work or are otherwise contractually obligated to provide surety bonds, loss of key personnel, business disruption and costs associated with the Securities and Exchange Commission investigation now pending and other litigation that may arise from time to time, unexpected liabilities associated with warranties or other liabilities attributable to the retention of the legal structure or retained liabilities of business units where we have sold substantially all of the assets, inability to fulfill the terms of any debtor-in-possession credit facility or exit facility, inability of subsidiaries to incorporate new accounting, control and operating procedures, inaccuracies in estimating revenues and percentage of completion on contracts, inability to add sufficient amount of work at sufficient margins to replace work that was not awarded to IES during the bankruptcy, difficulty in curing vendor and customer concerns that were created by the bankruptcy filing, managing disruptions caused by the transition to a new CEO and new Board of Directors in the emergent IES, the company’s ability to meet debt service obligations and related financial and other covenants, and the possible resulting material default under the company’s credit agreements which is not waived or rectify, limitations on the availability of sufficient credit to fund working capital, disruptions or inability to effectively manage internal growth or consolidations, distraction of management and costs associated with the company’s restructuring efforts the residual effect with customers and vendors from the bankruptcy process leading to less work or less favorable delivery or credit terms, the delayed effect of fewer or smaller new projects awarded to the company during the bankruptcy and its effect on future financial results, the lowered efficiency and higher costs associated with projects at subsidiaries that the company has determined to wind down or close, the loss of employees during the bankruptcy process and the winding down of subsidiaries, and distraction of management time in winding down and closing subsidiaries inability to successfully restructure our operations to reduce operating losses; and unexpected weather interference. You should understand that the foregoing as well as other risk factors discussed in our filings with the SEC, including those listed under the heading “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended September 30, 2005 and 10-Q filed for the quarter ended March, 2006, could cause results to differ materially from those expressed in such forward looking statements. We undertake no obligation to publicly update or revise information concerning the company’s restructuring efforts, borrowing availability, its cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.
General information about us can be found at http://www.ies-co.com under “Investor Relations.” Our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC.
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